Exhibit 10.2

PIPER JAFFRAY COMPANIES
RESTRICTED STOCK AGREEMENT
(Relating to Equity Consideration under the Securities Purchase Agreement described below)

Name of Recipient: Michael Frazier
Vesting Schedule pursuant to Section 3: The Shares covered by this Agreement will vest on the third anniversary of the Date of Issuance as defined below, subject to the terms of this Agreement.

This is a Restricted Stock Agreement (“Agreement”) between Piper Jaffray Companies, a Delaware corporation (the “Company”), and the above-named individual (the “Recipient”). This Agreement is being entered into by the Company and Recipient pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated November 16, 2015, by and among Piper Jaffray & Co., Simmons & Company International, and other related entities. All capitalized terms used but not defined herein shall be defined as in the Securities Purchase Agreement to the extent defined therein.

The Company and Recipient hereby agree as follows:

Terms and Conditions

1.    Issuance of Restricted Shares.

(a)    The Securities Purchase Agreement contemplates that “Equity Consideration” consisting of shares of the common stock, par value $0.01 per share, of the Company, will be issued to the Recipient as of the Closing Date (the date of such issuance, the “Date of Issuance”) , upon and subject to the terms and conditions of this Agreement and the Securities Purchase Agreement and in consideration for the Recipient’s obligations to perform certain consulting services for the Company under and pursuant to that certain Consulting Agreement (“Consulting Agreement”), dated as of the date hereof, between Recipient and the Company. Any and all of such shares, when issued pursuant to the Securities Purchase Agreement, shall automatically be subject to the restrictions provided for in this Agreement and are referred to collectively as the “Restricted Shares” and each as a “Restricted Share.” Recipient and the Company acknowledge that (1) this Agreement will be binding immediately upon its execution, but, notwithstanding any provision of this Agreement to the contrary, this Agreement will not be effective or operative until the Closing Date (except for Section 2, which shall be effective immediately) and (2) if the Securities Purchase Agreement is terminated prior to the Closing for any reason whatsoever, Recipient shall have no right to any Restricted Shares and this Agreement will not become effective and all of the terms and provisions of this Agreement shall be null and void.

(b)    The Restricted Shares will be evidenced by a book entry made in the records of the Company’s transfer agent in the name of Recipient (unless Recipient requests a certificate evidencing the Restricted Shares). All restrictions provided for in this Agreement will apply to each Restricted Share and to any other securities distributed with respect to that Restricted Share or for which such Restricted Share may be exchanged in connection with a Corporate Transaction as provided in Section 3(f)(1) of this Agreement. Unless otherwise expressly permitted by the Company, the Restricted Shares may not (until such Restricted Shares have vested in Recipient in accordance with all terms and conditions of this Agreement) be assigned or transferred other than by will or the laws of descent and distribution and shall not be subject to pledge, hypothecation, execution, attachment or similar process. Each Restricted Share will remain restricted and subject to cancellation unless and until that Restricted Share has vested in Recipient in accordance with all of the terms and conditions of this Agreement. Each book entry (or stock certificate if requested by Recipient) evidencing any Restricted Share shall contain such notations or legends and stock transfer instructions or limitations as specified in Section 10 and as may be determined or authorized by the Company as provided therein. If a certificate evidencing any Restricted Share is requested by Recipient prior to vesting of such Restricted Shares, the Company

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may, in its sole discretion, retain custody of the certificate until vesting and require, as a condition to issuing a certificate prior to vesting, that Recipient tender to the Company a stock power duly executed in blank relating to such custody.

2.    Representations and Warranties related to the Securities Purchase Agreement. Recipient represents and warrants to the Company, as of the date hereof and as of the Date of Issuance, as follows:

(a)    Recipient has been provided the opportunity to ask questions and receive answers concerning the Company and the transaction in which the Restricted Shares are being issued, and to obtain any other information Recipient deems necessary to verify the accuracy of the information provided to Recipient; and has otherwise acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire the Restricted Shares. Recipient is acquiring the Restricted Shares for Recipient’s own account for investment purposes only and not with a current view to, or for resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

(b)    Recipient is aware of the provisions of Rule 144 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of the issuer) in a nonpublic offering subject to the satisfaction of certain conditions.

(c)    Recipient understands that the Restricted Shares have not been registered under any state, federal, or other securities laws, nor has any prospectus been filed with respect thereto, and that such shares may not be offered or sold without compliance with applicable securities laws, whether through registration of the offer and sale of such shares, the filing of, and obtaining of a final receipt for, a prospectus in respect of such offer and sale of such shares, or in reliance upon one or more exemptions from registration or prospectus requirements available under applicable securities laws.

(d)    Recipient is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act and, if a citizen or resident of any member state of the European Union, a “qualified investor” as defined in the Prospectus Directive. Recipient has such knowledge and experience in financial, tax, and business matters in general, and investments in securities in particular, that Recipient is capable of evaluating the merits and risks relating to Recipient’s acquisition of the Restricted Shares and making an informed investment decision with respect to such acquisition. Recipient is not subject to any Applicable Legal Requirement that would prohibit the issuance of or require the registration of the Restricted Shares.

(e)    Recipient has read this Agreement and has discussed the limitations upon Recipient’s ability to dispose of the Restricted Shares with Recipient’s own counsel, to the extent he has felt necessary. Recipient has consulted with his own counsel and accountant for advice concerning the various legal, tax, and economic considerations relating to such investment, including the limitations on trading the Restricted Shares and the resale restrictions imposed by applicable securities laws, to the extent he has felt necessary. Recipient acknowledges that neither the Company nor any of its Affiliates has made any representation regarding any holding periods or other resale restrictions applicable to the Restricted Shares and that Recipient is solely responsible for determining what the restrictions are and for compliance therewith. Recipient understands that the holding period provided by Rule 144 may not begin to run until the Restricted Shares have fully vested.

(f)    Recipient has an understanding of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and its Affiliates and, in making his determination to proceed with the transactions contemplated by this Agreement, Recipient has relied on the information he deems necessary resulting from his own independent investigation and verification and the representations and warranties of the Company and its Affiliates expressly and specifically set forth in the Securities Purchase Agreement.

Recipient shall immediately notify the Company if any of the representations and warranties in this Section 2 cease to be true and correct in all respects at any time prior to the Closing.

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3.    Vesting.

(a)    Generally. Subject to the other provisions of this Section 3 and Section 5, the Restricted Shares shall vest as provided for in the Vesting Schedule at the beginning of this Agreement.

(b)    Event of Death: If Recipient’s Consulting Agreement with the Company or an Affiliate terminates because of Recipient’s death, then the unvested Restricted Shares will immediately and automatically vest in full. As used in this Agreement, “Affiliate” means any entity in which the Company has, directly or indirectly through one or more intermediaries, a controlling interest or which has, directly or indirectly through one or more intermediaries, a controlling interest in the Company, within the meaning of Treasury Regulation § 1.409A-1(b)(5)(iii)(E).

(c)    Event of Disability: If Recipient’s Consulting Agreement with the Company or an Affiliate terminates because of Recipient’s long-term disability (as defined in the Company’s long-term disability plan, a “Disability”), then the unvested Restricted Shares will continue vesting during Recipient’s Disability period in accordance with the Vesting Schedule in this Agreement. In the event of Recipient’s death after such Disability but prior to vesting of the Restricted Shares, the Restricted Shares will immediately and automatically vest in full.

(d)    Termination by Company Other than for Material Breach or Recipient for Material Breach: If Recipient’s Consulting Agreement with the Company or an Affiliate is terminated by the Company or an Affiliate in the absence of a Material Contractor Breach (as defined in the Consulting Agreement), or is terminated by the Recipient because of a Material Company Breach (as defined in the Consulting Agreement), then the unvested Restricted Shares shall immediately and automatically vest in full. For the avoidance of doubt, an election by either party not to enter into an agreement extending the Initial Term or any subsequent Term of the Consulting Agreement shall not be considered a termination of the Consulting Agreement for purposes of this Agreement.
(e)    Termination by Company for Material Breach or Recipient Other than for Material Breach: If Recipient’s Consulting Agreement with the Company or an Affiliate is terminated by the Company or an Affiliate because of a Material Contractor Breach, or is terminated by Recipient in the absence of a Material Company Breach, then the unvested Restricted Shares shall cease vesting and be cancelled in accordance with Section 5 of this Agreement. For the avoidance of doubt, an election by either party not to enter into an agreement extending the Initial Term or any subsequent Term of the Consulting Agreement shall not be considered a termination of the Consulting Agreement for purposes of this Agreement.

(f)    Change in Control: If a Change in Control occurs, then the following provisions shall apply:
(1)In the event of a Change in Control that is a Corporate Transaction (as defined in Section 3(f)(4)(C) below), if the corporation resulting from the Corporate Transaction (as described in Section 3(f)(4)(C) below and referred to as the ‘‘Surviving Entity’’) continues or assumes this Agreement (with appropriate adjustments as a result of the Corporate Transaction to the number and type of securities subject to this Agreement (which shall thereafter be considered the “Restricted Shares” for purposes of this Agreement) that preserves the intrinsic value of the Restricted Shares immediately prior to the effective time of the Corporate Transaction consistent with the treatment of other shares of the Company’s common stock), then this Agreement shall automatically continue in effect in accordance with its terms and conditions (including, for the avoidance of doubt, the provisions relating to vesting, cancellation, restricted activities and stockholder rights).

(2)If and to the extent that this Agreement is not continued or assumed in connection with a Corporate Transaction as provided in and pursuant to Section 3(f)(1) above, then the unvested Restricted Shares shall vest in full immediately and automatically prior to the effective time of the Corporate Transaction.

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(3)If a Change in Control other than a Corporate Transaction occurs, then the unvested Restricted Shares shall vest in full immediately and automatically upon such Change in Control.

(4)For purposes of this Agreement, a Change in Control shall mean the happening of any of the following events:

(A)An acquisition (whether directly or indirectly or pursuant to a series of related transactions) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (“Exchange Act”)) (a ‘‘Person’’) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the ‘‘Outstanding Company Common Stock’’) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the ‘‘Outstanding Company Voting Securities’’); excluding, however, the following: (w) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (z) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of Section 3(f)(4)(C);

(B)A change in the composition of the Company’s board of directors (the “Board”) such that the individuals who, as of the Date of Issuance, constitute the Board (such Board shall be hereinafter referred to as the ‘‘Incumbent Board’’) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this Section 3(f)(4)(B), any individual who becomes a member of the Board subsequent to the Date of Issuance, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board;

(C)Consummation of a reorganization, merger or consolidation involving the Company or of a sale or other disposition of all or substantially all of the assets of the Company (‘‘Corporate Transaction’’); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of,

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respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to such Corporate Transaction and was not acquired in anticipation of or substantially related to such Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(D)The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(g)    Company Discretion: Notwithstanding any other provision of this Agreement to the contrary, the Company may, in its sole discretion, declare at any time that the unvested Restricted Shares, or any portion thereof, shall vest immediately or, to the extent they otherwise would be cancelled, shall vest in the numbers and on such dates as the Company may determine in its sole discretion.

4.    Effect of Vesting. Notwithstanding Section 6 or any other provision in this Agreement to the contrary, upon the vesting of any Restricted Shares, such vested Restricted Shares will no longer be subject to cancellation as provided in Section 5 of this Agreement. Promptly after vesting, the Company will deliver to the Recipient the Restricted Shares that have vested, as evidenced by a book entry made in the records of the Company’s transfer agent in the name of Recipient with a notice of issuance provided to Recipient (unless Recipient requests a certificate evidencing such Shares).

5.    Cancellation of Unvested Restricted Shares; Recourse for Securities Purchase Agreement Obligations. If (i) Recipient attempts to pledge, encumber, assign, transfer or otherwise dispose of any of the Restricted Shares or the Restricted Shares become subject to attachment or any similar involuntary process in violation of this Agreement, in each case prior to vesting and except as permitted by Section 1(b) of this Agreement, or (ii) if Recipient’s Consulting Agreement with the Company or an Affiliate is terminated by the Company or an Affiliate because of a Material Contractor Breach or is terminated by Recipient in the absence of a Material Company Breach (provided however, an election by either party to not enter into an agreement extending the Initial Term or any subsequent Term of the Consulting Agreement shall not be considered a termination of the Consulting Agreement for purposes of this Agreement), or (iii) if Recipient breaches prior to the vesting of the Restricted Shares any of the restrictive covenants set forth in Section 6 of this Agreement or Section 3.3 of the Recipient’s Owner Support Agreement, or (iv) any liquidated monetary Damages recoverable by the indemnified parties under Section 10.1 of the Securities Purchase Agreement have not been recovered from the Escrow Amount prior to the vesting of the Restricted Shares, then any Restricted Shares that have not previously vested (except, in the case of the foregoing clause (iv), the Restricted Shares shall be cancelled solely to the extent necessary to satisfy Recipient’s Allocated Share of such Damages and the remaining Restricted Shares shall not be cancelled) shall cease to vest and shall be cancelled immediately, Recipient shall thereafter have no right, title or interest whatsoever in such unvested Restricted Shares, and, if the Company does not have custody of any and all certificates representing Restricted Shares so cancelled, Recipient shall immediately return to the Company any and all certificates representing Restricted Shares so cancelled. Additionally, Recipient will deliver to the Company a stock power duly executed in blank relating to any and all certificates representing such cancelled Restricted Shares to the Company in accordance with the previous sentence or, if such stock power has previously been tendered to the Company, the Company will be authorized to deem such previously tendered stock power delivered, and the Company will be authorized to cancel any and all certificates representing Restricted Shares so cancelled and to cause a book entry to be made in the records of the Company’s transfer agent in the name of Recipient (or a new stock certificate to be issued, if requested by Recipient) evidencing any Restricted Shares that vested prior to cancellation of unvested Restricted Shares under this Section 5. If the Restricted Shares are evidenced by a book entry made in the records of the Company’s transfer agent, then the Company will be authorized to cause such book entry to be adjusted to reflect the number of Restricted Shares so cancelled. As used herein, “Allocated Share” means Recipient’s Proportionate Share of the total Equity Consideration.

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6.    Restricted Activities. In consideration of the issuance of the Restricted Shares, Recipient hereby agrees to comply with and be bound by the following restrictive covenants from and after the Closing (each a “Restricted Activity” and together the “Restricted Activities”):

(a)    Recipient will not, either during the term of the Consulting Agreement or at any time thereafter, except in connection with the performance of Recipient’s Consulting Services or other duties for the benefit of the Company, use, disclose or misappropriate any Company-Confidential Information (as defined below) unless the Company or an Affiliate consents otherwise in writing. “Company-Confidential Information” shall have the same meaning as provided in the Company’s Code of Ethics and Business Conduct, and shall include without limitation any confidential, secret or proprietary knowledge or information of the Company or an Affiliate that Recipient has acquired or become acquainted with during Recipient’s Consulting Agreement with the Company, any employment with any “Relevant Company” as defined in the Securities Purchase Agreement or an Affiliate of either;

(b)     Recipient will not, during the term of the Consulting Agreement and during the Applicable Non-Solicit Period, directly or indirectly, on behalf of Recipient or any other person (including but not limited to any Talent Competitor (as defined below)), solicit, induce or encourage any person then employed, or employed within the 180-day period preceding the Recipient’s termination, by the Company or an Affiliate to terminate or otherwise modify their employment relationship with the Company;

(c)    Recipient will not, during the term of the Consulting Agreement and during the Applicable Non-Solicit Period, on behalf of the Recipient or any other person (including but not limited to any Talent Competitor (as defined below)), hire, retain or employ in any capacity any person then employed, or employed within the 180-day period preceding the Recipient’s termination, by the Company or any Affiliate;

(d)    Recipient will not, during the term of the Consulting Agreement and during the Applicable Non-Solicit Period, directly or indirectly, on behalf of Recipient or any other person (including but not limited to any Talent Competitor), solicit or otherwise seek to divert any customer, client or account of the Company or an Affiliate away from engaging in business with the Company or an Affiliate. For the purpose of this subparagraph, “customer, client or account” shall include then-current customers, clients or accounts of the Company or an Affiliate as of the date of Recipient’s termination of employment with the Company or an Affiliate;

(e)    Recipient will not, during the term of the Consulting Agreement and during the Applicable Non-Compete Period, without the prior written consent of the Company or an Affiliate, (x) become a director, officer, employee, partner, consultant or independent contractor of, or otherwise work or provide services for, a Talent Competitor doing business in the same geographic or market area(s) in which the Company or an Affiliate is also doing business, or (y) acquire any material ownership or similar financial interest in any such Talent Competitor; for the avoidance of doubt, nothing in this Section 6(e) shall prevent Recipient from owning a passive investment interest of no more than five percent in a publicly traded company; and

(f)    Recipient will not, either during the term of the Consulting Agreement or at any time thereafter, fail to cooperate reasonably with and provide full and accurate information to the Company and its counsel with respect to any matter (including any audit, tax proceeding, litigation, investigation or governmental proceeding) with respect to which Recipient may have knowledge or information, subject to reimbursement for actual, appropriate and reasonable expenses incurred by Recipient.

For purposes of this Section 6, a “Talent Competitor” means any corporation, partnership, limited liability company or other business association, organization or entity that engages in the investment banking business or securities brokerage business, including but not limited to investment banks, sell-side broker dealers, mergers and acquisitions or strategic advisory firms, merchant banks, hedge funds, private equity firms, venture capital firms, asset managers and investment advisory firms.

For purposes of this Section 6, a “Applicable Non-Solicit Period” means the 24-month period following the termination of the Consulting Agreement.

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For purposes of this Section 6, a “Applicable Non-Compete Period” means the 12-month period following the termination of the Consulting Agreement.

For the avoidance of doubt, the obligations of Recipient under this Section 6 shall survive cancellation or vesting of the Restricted Shares and shall continue in accordance with its terms (including the time limitations set forth above) however, once vested, such Restricted Shares shall not be subject to forfeiture or cancellation in any manner whatsoever for a subsequent violation of such terms, and the obligations of Recipient under this Section 6 shall not be deemed a lien or restriction on such Restricted Shares. The lapsing of the restrictions in this Section 6 shall not affect any similar provisions of set forth in any other agreement, which shall apply in accordance with their terms in addition to the foregoing provisions.

7.    Stockholder Rights. As of the Date of Issuance, Recipient shall have all of the rights of a holder the Company’s common stock (including voting rights) with respect to the Restricted Shares, except as otherwise specifically provided in this Agreement.

8.    Tax Withholding. The parties hereto recognize that the Company or an Affiliate may be obligated to withhold federal and state taxes or other taxes upon the vesting of the Restricted Shares, or, in the event that Recipient elects under Section 83(b) of the Internal Revenue Code of 1986, as amended from time to time (together with any regulations promulgated thereunder, the “Code”) to report the receipt of the Restricted Shares as income in the year of receipt. Recipient agrees that, at such time, if the Company or an Affiliate is required to withhold such taxes, Recipient will promptly pay, in cash upon demand (or in any other manner permitted by the Company), to the Company or an Affiliate such amounts as shall be necessary to satisfy such obligation. Notwithstanding the preceding sentence, in the event and to the extent that the Company or an Affiliate is required to withhold for federal and state taxes or other taxes upon the vesting of the Restricted Shares then Recipient may, to the extent permitted by applicable law, satisfy the obligation for the payment of such taxes by directing the Company to retain Restricted Shares otherwise deliverable under this Agreement (up to Recipient’s minimum required tax withholding rate) based upon the then trading market value of such shares. Recipient further acknowledges that the Company has directed Recipient to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Recipient may reside, and the tax consequences of Recipient’s death.

9.    Injunctive Relief. In the event of a breach by Recipient of Recipient’s obligations under this Agreement, including but not limited to a commission by Recipient of a Restricted Activity as described in Section 6, in addition to being entitled to exercise all rights granted by law, including recovery of damages, the Company will be entitled to specific performance of its rights under this Agreement. Recipient acknowledges that a violation or attempted violation of the obligations set forth herein will cause immediate and irreparable damage to the Company, and therefore agrees that the Company shall be entitled as a matter of right to an injunction, from any court of competent jurisdiction, restraining any violation or further violation of such obligations (without posting any bond or other security).

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10.    Restrictive Legends and Stop-Transfer Orders.

(a)    Legends. Prior to the vesting of the Restricted Shares, the book entry or certificate representing the Restricted Shares shall contain a notation or bear the following legends (as well as any other notations or legends required by applicable corporate and securities laws) noting the existence of the restrictions and the Company’s rights to reacquire the Restricted Shares set forth in this Agreement:

“THE SHARES REPRESENTED BY THIS [BOOK ENTRY] [CERTIFICATE] MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FEDERAL, STATE OR OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, OR ASSIGNED EXCEPT (i) PURSUANT TO REGISTRATIONS THEREOF UNDER SUCH LAWS, OR (ii) IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT SUCH REGISTRATIONS.”
Upon request of recipient following the vesting of the Restricted Shares, such legend may be replaced such that the book entry or certificate representing such Restricted Shares (x) shall contain a notation or bear a legend noting that such Restricted Shares have not been registered under any federal, state or other securities laws and the corresponding limitations on transfer as summarized above, but (y) shall no longer contain any legend that such Restricted Shares are subject to the terms of this Agreement.
(b)    Stop-Transfer Notices. Recipient agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)    Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of the Restricted Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom the Restricted Shares shall have been so transferred.

11.    No Promise of Future Awards or Employment. Recipient acknowledges that this Agreement issues restricted stock to Recipient, but does not impose any obligation on the Company to make any future grants or issue any future awards to Recipient. This Agreement shall not give Recipient a right to employment with the Company or any other rights beyond those expressly provided in the Consulting Agreement, and the Company may terminate the Consulting Agreement for any reason in accordance with its terms, and otherwise deal with Recipient without regard to this Agreement.

12.    Binding Effect. This Agreement shall be binding in all respects on the heirs, administrators, representatives, executors and successors of Recipient, and on the Company and its successors and assigns.

13.    Choice of Law. This Agreement and the relationship between the parties shall be governed by the laws of the State of Delaware, without giving effect to choice-of-law principles. The parties hereto hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Securities Purchase Agreement or the transactions contemplated hereunder or thereunder shall

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NOT be subject to arbitration of any nature whatsoever, notwithstanding any arbitration provision applicable to the Consulting Agreement between the Recipient and the Company or its Affiliates.

14.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.    Modification.  In the event that any one or more of the Restricted Activities described in Section 6 above shall be held to be unenforceable, invalid or illegal for any reason including, but not limited to, being excessively broad as to duration, geographical scope, activity or subject, such restriction shall be construed or modified by limiting and reducing it, so as to provide the Company with the maximum protection of its business interests and the intent of the parties as set forth herein and yet be valid and enforceable under the applicable law as it shall then exist.  If any such restriction held to be unenforceable, invalid or illegal cannot be so construed or modified, such finding shall not affect the enforceability of any of the other restrictions contained herein.
16.    Entire Agreement. This Agreement, the Securities Purchase Agreement and the other documents referenced herein or therein together set forth the entire agreement and understanding of the parties hereto with respect to the issuance and sale of the Restricted Shares and supersede all prior agreements, arrangements, plans, and understandings relating to the issuance and sale of the Restricted Shares.

17.    Amendment and Waiver. This Agreement may be amended, modified, or canceled only by a written instrument executed by the parties. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought.  Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition for the future or as to any other act other than that specifically waived.

18.    Acknowledgement of Voluntary Election; Fairness. By executing this Agreement, Recipient acknowledges his or her voluntary election to receive and accept the Restricted Shares subject to all of the terms and conditions set forth in this Agreement, and agrees to be bound thereby, including, without limitation, the terms and conditions specifying the circumstances under which the Restricted Shares shall cease to vest and shall be cancelled. Recipient further acknowledges and agrees that such terms and conditions are fair and reasonable in light of the circumstances under which the Restricted Shares are being issued.

[Signature Page Follows]

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IN WITNESS WHEREOF, Recipient has executed this Agreement as of the date first set forth above.

IMPORTANT ACKNOWLEDGEMENT: By signing this Agreement, Recipient voluntarily elects to receive and accept the Restricted Shares subject to all of the terms and conditions set forth in this Agreement, and specifically acknowledges and agrees that the Restricted Shares may cease to vest and be cancelled under certain circumstances, as specified in Section 5. Recipient also acknowledges and agrees that such terms and conditions are fair and reasonable under the circumstances.

RECIPIENT

/s/ Michael Frazier
Michael Frazier

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Restricted Stock Agreement (Equity Consideration)

IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first set forth above.

PIPER JAFFRAY COMPANIES

By    /s/ Andrew S. Duff
Its: Chairman and Chief Executive Officer

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Restricted Stock Agreement (Equity Consideration)